EXHIBIT 10(ii).12
              FOURTH AMENDMENT TO CREDIT AGREEMENT



          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") is made and dated as of June 24, 1994, among INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), IT CORPORATION, a California corporation ("IT Corporation" or the "Borrower"), each of the banks listed on the signature pages hereto (each a "Bank" and collectively the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its capacity as Agent for the Banks (the "Agent"), and amends the Credit Agreement dated as of August 27, 1991 among Borrower, Company, the Banks and the Agent, as amended by the First Amendment to Credit Agreement and Waiver dated as of June 19, 1992, the Second Amendment to Credit Agreement and Waiver dated as of July 6, 1993, and the Third Amendment to Credit Agreement dated as of March 22, 1994 (as so amended, the "Agreement").

                            RECITALS

          WHEREAS, the Borrower desires to amend certain provisions of the Agreement, including certain financial covenants, and the pricing of certain extensions of credit hereunder; and

          WHEREAS, the Banks and Agent are willing to amend the Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


          Section 1. Terms. All capitalized terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          Section 2.  Amendments to Agreement.  The parties
hereto hereby agree to amend the Agreement as follows:

          2.1 The first paragraph of the definition of "Additional Incremental Margin" in Section 1.1 of the Agreement is amended and restated in its entirety as follows:

               "Additional Incremental Margin" means, as of any date of determination, the relevant percentages under the columns "Advances and Financial SBLC's" and "Performance SBLC's," as the case may be, as set forth below:

               Adjusted Debt       Advances and
               Service Coverage         Financial
Performance
               Ratio                    SBLC's
SBLC's

               less than or
               equal to .80             1.000%          .500%

               greater than .80 but
               less than or
               equal to 1.00            0.750%         0.375%

               greater than 1.00
               but less than
               or equal to 1.10         0.400%         0.200%

               greater than 1.10        0%               0%

          2.2 The definition of "Guarantors" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

               "Guarantors" means the Company, IT Environmental Services, Inc., a Connecticut corporation, IT Environmental Programs, Inc., an Ohio corporation, IT-Tulsa Holdings, Inc., formerly known as IT McGill Pollution Control Systems, Inc., an Oklahoma corporation, McKittrick Mud Company, Inc., a California corporation, Princeton Aqua Science, a New Jersey corporation, Underground Resource Management, Inc., a Texas corporation and Universal Professional Insurance Company, Inc., a Vermont corporation.

          2.3 Section 1.1 is hereby amended by inserting the following new definitions in appropriate alphabetical order therein:

               "1994 Restructuring" means the proposed
          restructuring of the portion of the Company's business related to the analytical environmental lab business, and the contribution of certain assets, to Quanterra Incorporated on terms and conditions set forth in the Transaction Documents, in substantially the form of (i) the Asset Transfer Agreement dated as of May 2, 1994,
          (ii) the Shareholders' Agreement draft dated June 22, 1994, and the (iii) Equity Investors' Undertaking draft dated June 20, 1994, in each case with such changes therein as shall not substantially or materially change or affect the rights and obligations of the Company or the Borrower thereunder.

               "Transaction Documents" means collectively, the Asset Transfer Agreement dated as of May 2, 1994, among MetPath, Inc., International Technology Corporation, and IT Corporation, the Shareholders' Agreement to be dated as of June 27, 1994, among International Technology Corporation, IT Corporation, and MetPath Inc., and the Equity Investors' Undertaking to be dated as of June 27, 1994, among MetPath Inc., International Technology Corporation, IT Corporation, Quanterra Incorporated, and Citicorp U.S.A., Inc., as Agent, relating to the 1994 Restructuring.

          2.4 Section 2.1 of the Agreement is amended by deleting the following proviso from the end of the first paragraph thereof:

          "; provided, further, that the Outstanding Credit
          Amount shall not exceed $90,000,000 unless the Adjusted
          Debt Service Coverage Ratio exceeds 1.00."

          2.5 Section 2.4(a) of the Agreement is amended by deleting the following proviso from the first paragraph thereof:

          "provided, however, that the Outstanding Credit Amount shall not exceed $90,000,000 unless the Adjusted Debt
          Service Coverage Ratio exceeds 1.00.;"

          2.6 Section 2.10 of the Agreement is amended by deleting clause (d) thereof in its entirety, by inserting "and" at the end of clause (b), by deleting "and" at the end of clause
(c) and inserting a period at the end of such clause.

          2.7 Section 6.4 of the Agreement is hereby amended by amending and restating such section in its entirety as follows:

               "6.4 Tangible Net Worth. As measured on and as of the last day of each fiscal quarter of the Company, beginning with the quarter ended March 31, 1994, the Company will have on a consolidated basis Tangible Net Worth at least equal to the sum of (a) $144,000,000, plus (b) 100% of the Net Proceeds received by the Company from any public or private offering of any class of equity securities, excluding, for this calculation only, any equity issued or offered in connection with the 1994 Restructuring, plus (c) 50% of net income (without deduction for losses), on a quarterly basis."

          2.8 Section 6.5 of the Agreement is hereby amended and restated in its entirety as follows:

               "6.5 Leverage Ratio. As measured on and as of the last day of each fiscal quarter of the Company, the Company will have a Leverage Ratio no higher than the corresponding ratio set forth below:

               Fiscal Quarter Ending           Ratio

               June 30, 1994            1.450 to 1.00
               September 30, 1994
               and each fiscal
               quarter thereafter            1.425 to 1.00"


          2.9 Section 6.6 of the Agreement is amended by amending and restating the first paragraph thereof in its entirety as follows:

               "The Company will have on a consolidated basis as at the end of each fiscal quarter for the preceding twelve (12) month period, a debt service coverage ratio not less than the corresponding ratio set forth in the table below:

               Fiscal Quarter Ending           Ratio

               March 31, 1994           1.30 to 1.00
               June 30, 1994            1.08 to 1.00
               September 30, 1994       1.08 to 1.00
               December 31, 1994        1.25 to 1.00
               March 31, 1995           1.35 to 1.00
               June 30, 1995            1.35 to 1.00

          Such ratio shall be calculated as:"

          A new paragraph shall be added to the end of Section
6.6, as follows:

               "In calculating the amount described in clause
          (a)(i) above, there shall be excluded (a) up to $4,500,000 in charges otherwise included in selling, general and administrative expenses as reflected in the Company's financial statements relating to the Murray Hutchison retirement benefits for the period ending March 31, 1994, (b) up to $2,500,000 in write-offs associated with the Saltend project for the period ended March 31, 1994, and (c) up to $10,000,000 in charges in the first and/or second quarter of fiscal year 1995 in connection with the 1994 Restructuring."

          2.10 Section 6.7 of the Agreement is amended by amending and restating the first paragraph thereof in its entirety as follows:

               "The Company will have on a consolidated basis as of the end of each fiscal quarter for the preceding twelve (12) month period, an adjusted debt service coverage ratio not less than the corresponding ratio set forth in the table below:

               Fiscal Quarter Ending           Ratio

               March 31, 1994           .75 to 1.00
               June 30, 1994            .58 to 1.00
               September 30, 1994       .54 to 1.00
               December 31, 1994        .58 to 1.00
               March 31, 1995           .78 to 1.00
               June 30, 1995            .80 to 1.00

          Such ratio shall be calculated as:"

          A new paragraph shall be added to the end of Section
6.7, as follows:

               "In calculating the amount described in clause
          (a)(i) above, there shall be excluded (a) up to $4,500,000 in charges otherwise included in selling, general and administrative expenses as reflected in the Company's financial statements relating to the Murray Hutchison retirement benefits for the period ending March 31, 1994, (b) up to $2,500,000 in write-offs associated with the Saltend project for the period ended March 31, 1994, and (c) up to $10,000,000 in charges in the first and/or second quarter of fiscal year 1995 in connection with the 1994 Restructuring."

          2.11 Section 7.1 of the Credit Agreement is hereby amended by adding the following proviso at the end of such
Section:

               "and, provided further, that the Borrower shall be permitted to execute and deliver the Equity Investors' Undertaking (as described in the definition of Transaction Documents) pursuant to which the Borrower may contribute up to, but not more than, $5,000,000 of capital, provided, that the Borrower shall be prohibited from making any such payment if, immediately after making such payment, the Borrower shall have a pro forma Adjusted Debt Service Coverage Ratio of less than 1.00 to 1.00 as calculated in the most recent compliance certificate delivered pursuant to Section 6.10(d) of the Agreement, with the amount of any such payment being included in the denominator on a pro forma basis."

          Section 3. Consent to 1994 Restructuring. The Agent and the Banks hereby consent and agree to permit the consummation of the 1994 Restructuring pursuant to the Transaction Documents.


          Section 4. Representations and Warranties. Borrower and Company jointly and severally represent and warrant to Banks and Agent:

          4.1 Authorization. The execution, delivery and performance of this Fourth Amendment by Borrower and Company have been duly authorized by all necessary corporate action by Borrower and Company and the Fourth Amendment has been duly executed and delivered by Borrower and Company.

          4.2 Binding Obligation. This Fourth Amendment is a legal, valid and binding agreement of Borrower and Company, enforceable against Borrower and Company in accordance with its terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

          4.3 No Legal Obstacle to Agreement. Neither the execution of this Fourth Amendment, the making by Borrower of any borrowings under the Agreement, nor the performance of the Agreement by Borrower and Company has constituted or resulted in or will constitute or result in a breach of the provisions of any Material Agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower or Company, or result in the creation under any Material Agreement (other than the Agreement) of any security interest, lien, charge, or encumbrance upon any of the assets of Borrower or Company. No approval or authorization of any governmental authority is required to be obtained by the Company or the Borrower to permit the execution, delivery or performance by Borrower or Company of this Fourth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by Borrower under the Agreement.

          4.4 Incorporation of Certain Representations. Except as previously described in writing to the Agent, and acknowledged by the Agent and the Banks, the representations and warranties set forth in Section 5 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, after giving effect to the effectiveness of this Fourth Amendment.

          4.5 Default. Except as previously described in writing to the Agent, and acknowledged by the Agent and the Banks, no Event of Default under the Agreement has occurred and is continuing.

          Section 5. Conditions, Effectiveness. This Fourth Amendment shall be effective as of the date first written above, subject to the compliance by Borrower and Company as of the date hereof with its agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to
Agent:

          5.1 Corporate Resolution. A copy of a resolution or resolutions passed by the Board of Directors of Borrower and Company, certified by the Secretary or an Assistant Secretary of Borrower and Company as being in full force and effect on the date of this Fourth Amendment, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Fourth Amendment and any note or other instrument or agreement required hereunder.

          5.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of Borrower and Company and dated the date of this Fourth Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Fourth Amendment and any instrument or agreement required hereunder on behalf of Borrower and Company.

          5.3 Amendment Fee. An amendment fee in the amount of $118,750, representing 1/8 of 1% of the Aggregate Commitment, in immediately available funds, payable to the Agent for the account of the Banks.

          5.4 Other Evidence. Such other evidence with respect to Borrower or Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Fourth Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.5 1994 Restructuring. The Agent and the Banks shall have received copies of the Asset Transfer Agreement dated as of May 2, 1994, the Shareholders' Agreement draft of June 22, 1994, and the Equity Investors' Undertaking draft of June 20, 1994, which agreements shall be in form and substance satisfactory to the Banks, each, individually, in the exercise of its sole discretion. The Transaction Documents shall be executed in substantially the forms of such drafts, in each instance with such changes therein as are satisfactory to the Banks, or that do not materially change or affect the rights and obligations of the Company and the Borrower thereunder.

          Section 6.  Miscellaneous.

          6.1 Release of Collateral. The Banks hereby authorize the Agent to take such action, and execute and deliver any documents, instruments or certificates as requested by the Company or the Borrower as may be reasonably necessary in connection with release of collateral having a book value up to, but not in excess of, $11,000,000 in order to permit the consummation of the 1994 Restructuring.

          6.2 Effectiveness of the Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

          6.3 No Waiver. This Fourth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          6.4 Counterparts. This Fourth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Fourth Amendment shall not become effective until Company, Borrower, the Banks, the Agent and the Guarantors shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent (such date being referred to herein as the "Amendment Effective Date").

          6.5 Jurisdiction. This Fourth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

          6.6 Effectiveness of Assignment. In furtherance and not in limitation of Section 5.1 of the Third Amendment to Credit Agreement dated as of March 22, 1994, the parties hereto agree and acknowledge that the Remaining Banks shall have no obligation, and the Withdrawing Bank shall have no right, to effect the assignment of the Assigned Interest if the Company or the Borrower is not in compliance with any of the covenants and agreements on its part respectively to be fulfilled pursuant to the Agreement as amended, as evidenced by a certificate of compliance to be delivered by the Company to the Banks on or before July 29, 1994, in substantially the form prescribed by
Section 6.10(d) (iv) and (v) of the Agreement, for the period ended June 30, 1994, provided, that such certificate shall be based upon preliminary financial information. Furthermore, the parties hereto agree that the "Assignment Efffective Date" shall be July 31, 1994, or the next succeeding Business day thereafter, if such date is not a Business Day, subject to the further conditions expressed in Section 5.1 of the Third Amendment to Credit Agreement dated as of March 22, 1994.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


                         INTERNATIONAL TECHNOLOGY
                         CORPORATION


                         By

                         Name:
                         Title:


                         IT CORPORATION


                         By

                         Name:
                         Title:
BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, as Agent


                         By

                                     Kay Warren
                                     Vice President


                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, as
                              a Bank


                         By

                                Robert W. Troutman
                                Vice President

                         THE FIRST NATIONAL BANK OF BOSTON


                         By

                         Title



                         BANK HAPOALIM, B.M.
                         San Francisco Branch


                         By

                         Title



                         By

                         Title



                      CONSENT BY GUARANTORS


The undersigned Guarantors hereby acknowledge that they have reviewed and consent to the foregoing Fourth Amendment to Credit Agreement dated as of June 24, 1994, and hereby reaffirm their respective General Continuing General Guaranties, which continue in full force and effect on and as of the date hereof.


Date:  June   , 1994

               INTERNATIONAL TECHNOLOGY CORPORATION
               IT ENVIRONMENTAL PROGRAMS, INC.
               IT ENVIRONMENTAL SERVICES, INC.
               IT-TULSA HOLDINGS INC., formerly known as
                  IT MCGILL POLLUTION CONTROL SYSTEMS, INC.
               MCKITTRICK MUD COMPANY, INC.
               PRINCETON AQUA SCIENCE
               UNDERGROUND RESOURCE MANAGEMENT, INC.
               UNIVERSAL PROFESSIONAL INSURANCE
                 COMPANY, INC.


               By:

               Title:



               By:

               Title: